Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly Revenue of $730 Million up 19% Year over Year

Deferred Revenue of $1.3 Billion as of Quarter End; Up 24% Year-over-Year

Second Quarter GAAP Diluted Earnings Per Share of $0.34

Second Quarter Non-GAAP Diluted Earnings Per Share of $0.66

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 24, 2013--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2013 ended June 30, 2013.

FINANCIAL RESULTS

For the second quarter of fiscal year 2013, Citrix achieved revenue of $730 million, compared to $615 million in the second quarter of fiscal year 2012, representing 19 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal year 2013 was $64 million, or $0.34 per diluted share, compared to $92 million, or $0.49 per diluted share, for the second quarter of fiscal year 2012. Net income for the second quarter of fiscal year 2012 includes net tax benefits of approximately $22 million, or $0.11 per diluted share, primarily related to the closing of audits with the IRS for certain tax years.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal year 2013 was $124 million, or $0.66 per diluted share, compared to $135 million, or $0.71 per diluted share, for the second quarter of fiscal year 2012. Non-GAAP net income for the second quarter of fiscal year 2012 includes net tax benefits of approximately $22 million, or $0.11 per diluted share, primarily related to the closing of audits with the IRS for certain tax years. Non-GAAP net income excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

“I’m pleased with our overall Q2 performance,” said Mark Templeton, President and CEO, Citrix. “We’re executing well on product, go-to-market and partnership investments to drive growth in business mobility and cloud infrastructure.

“Everywhere, I continue to hear from CIOs about how they are challenged by the transformation, consumerization and fragmentation that is taking place in computing. Our long-term strategy remains focused on helping our customers as they deal with these areas – using cloud services and business mobility to improve the security and agility of their infrastructure.”

Q2 Financial Summary

In reviewing the results for the second quarter of fiscal year 2013, compared to the second quarter of fiscal year 2012:

  Product and license revenue increased 21 percent;
  Software as a service revenue increased 15 percent;
  Revenue from license updates and maintenance increased 18 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 25 percent;
  Net revenue increased in the Americas region by 24 percent, increased in the EMEA region by 16 percent and increased in the Pacific region by 10 percent;
  Deferred revenue totaled $1.3 billion as of June 30, 2013, compared to $1.0 billion as of June 30, 2012, an increase of 24%; and
  Cash flow from operations was $209 million for the second quarter of fiscal year 2013, compared with $168 million for the second quarter of fiscal year 2012.

During the second quarter of fiscal year 2013:

  GAAP gross margin was 83 percent and non-GAAP gross margin was 86 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense.
  GAAP operating margin was 10 percent and non-GAAP operating margin was 22 percent, excluding the effects of amortization of acquired intangible assets and stock-based compensation expense.
  The company repurchased 0.6 million shares at an average price of $64.58.

Financial Outlook for Third Quarter 2013

Citrix management expects to achieve the following results for the third quarter of fiscal year 2013 ending September 30, 2013:

  Net revenue is targeted to be in the range of $730 million to $740 million;
  GAAP diluted earnings per share is targeted to be in the range of $0.41 to $0.42. Non-GAAP diluted earnings per share is targeted to be in the range of $0.72 to $0.73, excluding $0.18 related to the effects of amortization of acquired intangible assets, $0.26 related to the effects of stock-based compensation expenses, and $(0.12) to $(0.14) for the tax effects related to these items;

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2013

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2013:

  Net revenue is targeted to be in the range of $2.96 billion to $2.98 billion;
  GAAP gross margin is targeted to be in the range of 82.6 percent to 83.1 percent. Non-GAAP gross margin is targeted to be in the range of 86.0 percent to 86.5 percent, excluding 3.3 percent related to the effects of amortization of acquired product related intangible assets and 0.1 percent related to stock-based compensation expenses.
  GAAP diluted earnings per share is targeted to be in the range of $1.88 to $1.91. Non-GAAP diluted earnings per share is targeted to be in the range of $3.09 to $3.11, excluding $0.74 related to the effects of amortization of acquired intangible assets, $1.00 related to the effects of stock-based compensation expenses, and $(0.51) to $(0.56) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days.

About Citrix

Citrix (NASDAQ:CTXS) is the cloud computing company that enables mobile workstyles – empowering people to work and collaborate from anywhere, accessing apps and data on any of the latest devices, as easily as they would in their own office – simply and securely. Citrix cloud computing solutions help IT and service providers build both private and public clouds – leveraging virtualization and networking technologies to deliver high-performance, elastic and cost-effective services for mobile workstyles. With market leading solutions for mobility, desktop virtualization, cloud networking, cloud platforms, collaboration, and data sharing, Citrix helps organizations of all sizes achieve the kind of speed and agility necessary to succeed in an increasingly mobile and dynamic world. Citrix products are in use at more than 260,000 organizations and by over 100 million users globally. Annual revenue in 2012 was $2.59 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Third Quarter 2013 and Financial Outlook for Fiscal Year 2013 sections, and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while maintaining development and sales of its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Product and licenses	$227,215	$187,917	$420,298	$366,281
Software as a service	143,858	125,510	281,424	246,243
License updates and maintenance	322,895	272,537	638,633	537,062
Professional services	36,416	29,246	62,928	55,119
Total net revenues	730,384	615,210	1,403,283	1,204,705

Cost of net revenues:
Cost of product and licenses revenues	31,700	20,854	57,494	39,658
Cost of services and maintenance revenues	71,198	56,404	135,609	107,408
Amortization of product related intangible assets	24,342	17,100	49,051	33,635
Total cost of net revenues	127,240	94,358	242,154	180,701
Gross margin	603,144	520,852	1,161,129	1,024,004

Operating expenses:
Research and development	132,299	110,028	262,791	213,650
Sales, marketing and services	317,096	262,139	614,778	510,596
General and administrative	67,343	61,299	130,128	121,155
Amortization of other intangible assets	10,518	5,194	20,936	15,661
Total operating expenses	527,256	438,660	1,028,633	861,062

Income from operations	75,888	82,192	132,496	162,942

Other income, net	1,375	3,353	2,571	7,153
Income before income taxes	77,263	85,545	135,067	170,095

Income tax expense (benefit)	12,802	(6,461)	10,918	9,822
Net income	$64,461	$92,006	$124,149	$160,273

Earnings per common share – diluted	$0.34	$0.49	$0.66	$0.85
Weighted average shares outstanding – diluted	188,486	189,279	188,750	189,082

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2013	December 31, 2012
ASSETS:
Cash and cash equivalents	$263,153	$643,609
Short-term investments	436,997	285,022
Accounts receivable, net	493,671	630,956
Inventories, net	13,697	10,723
Prepaid expenses and other current assets	123,753	106,579
Current portion of deferred tax assets, net	40,087	36,846
Total current assets	1,371,358	1,713,735

Long-term investments	819,590	595,313
Property and equipment, net	311,316	303,294
Goodwill	1,762,714	1,518,219
Other intangible assets, net	558,416	556,205
Long-term portion of deferred tax assets, net	111,267	43,097
Other assets	61,350	66,539
Total assets	$4,996,011	$4,796,402

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$72,613	$71,116
Accrued expenses and other current liabilities	255,230	257,135
Income taxes payable	14,892	49,346
Current portion of deferred revenues	1,007,887	965,276
Total current liabilities	1,350,622	1,342,873

Long-term portion of deferred revenues	263,476	232,719
Other liabilities	105,724	99,033

Stockholders' equity:
Common stock	289	287
Additional paid-in capital	3,856,482	3,691,111
Retained earnings	2,688,167	2,564,018
Accumulated other comprehensive loss	(16,975)	(7,705)
Less – common stock in treasury, at cost	(3,251,774)	(3,125,934)
Total stockholders' equity	3,276,189	3,121,777
Total liabilities and stockholders’ equity	$4,996,011	$4,796,402

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
OPERATING ACTIVITIES
Net Income	$64,461	$124,149
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	65,950	130,486
Stock-based compensation expense	47,857	91,413
Provision for accounts receivable allowances	2,096	4,122
Deferred income tax benefit	(21,182)	(39,371)
Other non-cash items	1,047	(593)
Total adjustments to reconcile net income to net cash provided by operating activities	95,768	186,057

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(45,898)	137,994
Inventory	(2,774)	(3,914)
Prepaid expenses and other current assets	17,765	(17,393)
Other assets	5,796	6,607
Deferred revenues	39,630	61,078
Accounts payable	10,890	(422)
Income taxes, net	(6,127)	(49,460)
Accrued expenses	27,846	6,508
Other liabilities	1,545	7,177
Total changes in operating assets and liabilities, net of the effects of acquisitions	48,673	148,175
Net cash provided by operating activities	208,902	458,381

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net	(106,104)	(380,013)
Purchases of property and equipment	(38,484)	(66,781)
Cash paid for acquisitions, net of cash acquired	-	(324,049)
Proceeds from sales of cost method investments	1,500	1,500
Purchases of cost method investments	(1,365)	(2,467)
Cash paid for licensing and core technology	(2,258)	(4,494)
Net cash used in investing activities	(146,711)	(776,304)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	9,708	34,959
Excess tax benefit from exercise of stock options	2,468	29,263
Stock repurchases, net	(39,672)	(101,036)
Cash paid for tax withholding on vested stock awards	(22,550)	(24,804)
Other	912	912
Net cash used in financing activities	(49,134)	(60,706)

Effect of exchange rate changes on cash and cash equivalents	(1,369)	(1,827)
Change in cash and cash equivalents	11,688	(380,456)
Cash and cash equivalents at beginning of period	251,465	643,609
Cash and cash equivalents at end of period	$263,153	$263,153

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,
	2013
GAAP gross margin	82.6%
Add: stock-based compensation	0.1%
Add: amortization of product related intangible assets	3.3%
Non-GAAP gross margin	86.0%

	Three Months Ended June 30,
	2013
GAAP operating margin	10.4%
Add: stock-based compensation	6.6%
Add: amortization of product related intangible assets	3.3%
Add: amortization of other intangible assets	1.4%
Non-GAAP operating margin	21.7%

	Three Months Ended June 30,
	2013	2012
GAAP net income	$64,461	$92,006
Add: stock-based compensation	47,857	38,262
Add: amortization of product related intangible assets	24,342	17,100
Add: amortization of other intangible assets	10,518	5,194
Less: tax effects related to above items	(22,745)	(17,505)
Non-GAAP net income	$124,433	$135,057

	Three Months Ended June 30,
	2013	2012
GAAP earnings per share – diluted	$0.34	$0.49
Add: stock-based compensation	0.25	0.20
Add: amortization of product related intangible assets	0.13	0.09
Add: amortization of other intangible assets	0.06	0.03
Less: tax effects related to above items	(0.12)	(0.10)
Non-GAAP earnings per share – diluted	$0.66	$0.71

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2013	2013
GAAP earnings per share - diluted	$0.41 to $0.42	$1.88 to $1.91
Add: adjustments to exclude the effects of amortization of intangible assets	0.18	0.74
Add: adjustments to exclude the effects of
expenses related to stock-based
compensation	0.26	1.00
Less: tax effects related to above items	(0.12) to (0.14)	(0.51) to (0.56)
Non-GAAP earnings per share - diluted	$0.72 to $0.73	$3.09 to $3.11

For the Twelve Months Ended December 31,
2013
GAAP gross margin	82.6% to 83.1%
Add: amortization of product related intangible assets	3.3%
Add: stock-based compensation	0.1%
Non-GAAP gross margin	86.0% to 86.5%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com